Q32 Bio Reports First Quarter 2026 Financial Results and Provides Corporate Update

-- Bempikibart 36-week topline data readout from Part B of SIGNAL-AA Phase 2a clinical trial on-track for mid-2026 --

-- First patient dosed in SIGNAL-AA Part B open-label extension (OLE) --

-- Completed $10.5 million registered direct offering (RDO) --

-- Cash and cash equivalents of $50.8 million as of March 31, 2026, combined with guaranteed near-term milestone payments from ADX-097 asset sale and proceeds from sales under at-the-market (ATM) program received after the end of the quarter, are expected to provide financial runway into 1H’2028 –

WALTHAM, Mass.— May 5, 2026 – Q32 Bio Inc. (Nasdaq: QTTB) (“Q32 Bio”), a clinical stage biotechnology company focused on developing innovative therapies for alopecia areata (AA) and other autoimmune and inflammatory diseases, today reported financial results for the quarter ended March 31, 2026, and provided recent corporate updates.

“In the first quarter of 2026, we made meaningful strides advancing Part B of the SIGNAL-AA Phase 2 clinical trial evaluating bempikibart in patients with AA, and we remain focused on releasing 36-week topline data by mid-year. We continue to be encouraged by the profile of bempikibart in Part B based on pharmacokinetic data and clinical activity observed to-date” said Jodie Morrison, Chief Executive Officer of Q32 Bio. “There is significant demand from patients in Part B for continued dosing after the post-treatment follow-up period, and we are thrilled to announce that the first patient has been dosed in the OLE portion of Part B. Alongside this progress, we raised gross proceeds of $10.5 million through a registered direct offering and gross proceeds of $14.2 million via our ATM program, further strengthening our financial position.”

First Quarter 2026 and Recent Business Highlights

•
Part B of the SIGNAL-AA Phase 2a clinical trial remains on-track, with 36-week topline data readout expected in mid-2026. The Part B portion of the SIGNAL-AA Phase 2a clinical trial is an open-label clinical trial evaluating bempikibart, a fully human anti-IL-7Rα antibody designed to re-regulate adaptive immune function by blocking IL-7 and TSLP signaling, in 33 patients with severe or very severe AA with a maximum duration of current episode of four years. Total enrollment exceeded the initial target due to patient demand. Patients are treated with bempikibart for 36 weeks, with post-treatment follow-up out to 52 weeks before optional enrollment in the OLE. Dosing includes an initial loading regimen of 200mg of bempikibart dosed weekly for four doses, followed by a maintenance dose of 200mg every-other-week over a 32-week period, for a total dosing period of 36 weeks. Efficacy will be evaluated on the basis of mean percentage change from baseline in Severity of Alopecia Tool (SALT) scores, as well as the proportion of subjects achieving various relative and absolute SALT improvements at week

36, with follow-up through week 52. Encouraging signs of clinical activity are being observed in Part B of the trial. In addition, based on preliminary pharmacokinetic data available to date in the Part B portion of SIGNAL-AA, steady state concentration of drug in patients was observed at least nine weeks earlier as compared to Part A of the clinical trial due to the inclusion of the loading regimen, which may have the potential to induce earlier responsiveness. The trial is intended to support advancement into pivotal trials upon completion, pending review of the results. Q32 Bio expects to report 36-week topline results in mid-2026. After completion of the trial through 52 weeks, eligible patients can enter an open-label extension (OLE) period following the same dosing paradigm as Part B, to enable longer-term follow-up and continued data collection. The first patient has been dosed in the OLE portion of Part B.

•
Part A OLE of the SIGNAL-AA Phase 2a clinical trial is complete. Based on the continued emergence of bempikibart data suggesting a remittive effect and durable responses in long-term follow-up from SIGNAL-AA Part A, as well as strong re-consent rates and patient demand for continued dosing, Q32 Bio initiated an OLE in April 2025 for eligible patients that completed Part A to enable longer-term follow-up of patients. The Part A OLE has been completed, and Q32 Bio intends to report findings from the Part A OLE with the Part B 36-week topline results in mid-2026.

•
Completed $10.5 million registered direct offering . In February 2026, Q32 Bio completed a registered direct offering of 1,666,679 shares of common stock and pre-funded warrants to purchase up to 1,025,654 shares of common stock at an offering price of $3.90 per share of common stock and $3.8999 per pre-funded warrant. The gross proceeds to Q32 Bio from this offering were approximately $10.5 million, before deducting certain offering expenses of approximately $0.1 million. This transaction was led by a new institutional investor with participation by an existing dedicated public institutional investor.

Financial Results

•
Cash and cash equivalents were $50.8 million as of March 31, 2026, which excludes $14.2 million in gross proceeds from sales under our at-the-market (ATM) program received after the end of the quarter. Q32 Bio believes its cash and cash equivalents as of March 31, 2026, combined with guaranteed near-term milestone payments from the ADX-097 asset sale and proceeds from sales under the ATM program after the end of the quarter, are sufficient to fund operations into the first half of 2028.

•
Research and development expenses were $3.2 million for the three months ended March 31, 2026, compared to $7.1 million for the three months ended March 31, 2025. The decrease was due to lower personnel-related costs due to reduced headcount, lower bempikibart clinical expense, as well as lower ADX-097 spend due to the sale of the program in November 2025, as compared to the prior year.

•
General and administrative expenses were $4.5 million for the three months ended March 31, 2026, compared to $5.1 million for the three months ended March 31, 2025. The decrease was primarily due to lower legal and consulting costs as compared to the prior year.

•
Net loss was $7.6 million, or $0.54 basic and diluted net loss per share, for the three months ended March 31, 2026, compared to net loss of $11.0 million, or $0.90 basic and diluted net loss per share, for the three months ended March 31, 2025.

About Q32 Bio

Q32 Bio is a clinical stage biotechnology company whose science targets potent regulators of the adaptive immune system to re-balance immunity and is focused on developing innovative therapies for alopecia areata and other autoimmune and inflammatory diseases. About 700,000 people in the United States live with alopecia areata1, a disease which has a life-altering impact on patients and limited current treatment options. Q32 Bio is advancing bempikibart (ADX-914), a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function, for the treatment of alopecia areata in an ongoing Phase 2 program. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases.

For more information, visit www.Q32Bio.com.

1National Alopecia Areata Foundation

Availability of Other Information About Q32 Bio

Investors and others should note that Q32 Bio communicates with its investors and the public using its website www.Q32Bio.com, including, but not limited to, Q32 Bio's disclosures, investor presentations and FAQs, Securities and Exchange Commission (the "SEC") filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (formerly Twitter) and LinkedIn. The information that Q32 Bio posts on its website or on X or LinkedIn could be deemed to be material information. As a result, Q32 Bio encourages investors, the media and others interested to review the information that it posts there on a regular basis. The contents of Q32 Bio's website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts are forward-looking statements, including, among others, Q32 Bio's beliefs, observations, expectations and assumptions regarding the plan, purpose and timing of Part B of the SIGNAL-AA Phase 2a clinical trial and the anticipated timing of its data, the safety, tolerability, clinical activity, durability, potential efficacy and potential benefits of bempikibart including expectations based on the signs observed to date in Part B of the SIGNAL-AA Phase 2a clinical trial, Q32 Bio's expectations and assumptions regarding the timing of reporting the findings from the Part A OLE of the SIGNAL-AA Phase 2a clinical trial, and Q32 Bio's beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding the sufficiency of its cash and cash equivalents to provide financial runway through clinical milestones and into the first half of 2028; which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements are based on management's current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support Q32 Bio's current beliefs and expectations for bempikibart, including with respect to the durability of clinical responses, the risk that ongoing and future clinical studies, including Part B of the SIGNAL-AA Phase 2a clinical trial, may not be completed by mid-2026 or at all, might be more costly than expected or might not yield anticipated results, that Q32 Bio may use its capital resources sooner than currently anticipated, our expectations regarding the sufficiency of our cash and cash equivalents to provide financial runway and that we may need additional funding to complete clinical studies, which may not be available on favorable terms or at all and such other risks and uncertainties identified in Q32 Bio's periodic, current and other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the SEC, which are available at the SEC's website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Q32 Bio's results of operations and its cash flows, which would, in turn, have a significant and adverse impact on Q32 Bio's stock price. Q32 Bio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Q32 Bio disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contacts:

Investors: Brendan Burns

Argot Partners
212.600.1902
Q32Bio@argotpartners.com

Media: David Rosen
Argot Partners
646.461.6387
david.rosen@argotpartners.com

Q32 BIO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$3,218	$7,124
General and administrative	4,504	5,104
Total operating expenses	7,722	12,228
Loss from operations	(7,722)	(12,228)
Other income	113	1,197
Total other income	113	1,197
Net loss and comprehensive loss	$(7,609)	$(11,031)
Net loss per share—basic and diluted	$(0.54)	$(0.90)
Weighted-average common shares—basic and diluted	14,095,371	12,197,615

Q32 BIO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$50,751	$48,297
Right-of-use asset, operating leases	4,937	5,100
Restricted cash and restricted cash equivalents	647	647
Other assets	7,340	7,732
Total assets	$63,675	$61,776
Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other current liabilities	$4,430	$5,111
Lease liability, net of current portion	4,754	4,943
Venture debt	8,178	9,708
Stockholders’ equity	46,313	42,014
Total liabilities and stockholders’ equity	$63,675	$61,776